Exhibit 99.1

          StarTek, Inc. Reports Continued Revenue Growth and
                    Sequential Margin Improvement

                   Adds Two New Clients to Portfolio


    DENVER--(BUSINESS WIRE)--Nov. 1, 2006--StarTek, Inc. (NYSE: SRT) reported third quarter fully diluted earnings per share from continuing operations of $0.11, an increase of $0.05 per share from the previous quarter. Fully diluted earnings per share from continuing operations for the third quarter of 2005 were $0.25.

    Third quarter 2006 revenue of $61.9 million reflected an increase of 15% over the same period in the prior year. New clients launched during the past 12 months provided the Company with $12.2 million in incremental revenue during the third quarter of 2006. Total revenue from these new clients increased 39% over the previous quarter of 2006. Partially offsetting these revenue increases were declines in volume from StarTek's two largest clients. The Company also signed two new clients during the quarter, including Comcast, which is the Company's first named Intelligent Enterprise client.

    Sequentially, gross margin increased from 14% in the second quarter to 16% in the third quarter of 2006, reflecting progress in the ramp process for the Company's three new call centers. Gross margin during the third quarter of 2006 represented a decline from 23% in the same quarter of 2005. This decline was primarily attributable to higher carrying costs of three new call centers as a percentage of revenue, which was driven by higher-than-normal agent attrition associated with the continued ramp of the new call centers, increased competition for labor in certain of the Company's call center locations and some seasonality in the labor pool from which the Company draws. Gross margin for the quarter was also affected by a $0.9 million foreign exchange impact of a strengthening Canadian dollar versus the U.S. dollar.

    As a percentage of revenue, selling, general and administrative expenses declined from 13% in the third quarter of 2005 to 12% during the same quarter of 2006. However, total selling, general and administrative expenses increased slightly as a result of incremental expenses incurred to support three new facilities opened during 2006. Net interest and other income was $0.7 million higher in the third quarter of 2005 as a result of a gain on the sale of a facility in that year. Net income from continuing operations was $1.6 million during the third quarter of 2006, versus $3.7 million in the same period of 2005.

    "The announcements of two new clients during the quarter as well as our double-digit revenue growth and sequentially improving margins are a testament to the progress we've made thus far in growing the company," said Steve Butler, President and CEO of StarTek. "As the ramp process for our new call centers draws closer to completion, we believe we have positioned StarTek well for future growth opportunities. We remain focused on strengthening the relationships we have with our current clients and on seeking out new opportunities to provide value-added services to the outsourcing marketplace."

    The Board of Directors declared a quarterly dividend of $0.25 per share, payable on November 27, 2006, to the Company's stockholders of record as of November 15, 2006.

    About StarTek

    StarTek, Inc. (NYSE: SRT) is a leading provider of Business Process Optimization services for outsourced customer interactions. Since 1987, StarTek has provided customer experience management solutions that solve strategic business challenges so that fast-moving businesses can effectively manage customer relationships across all contact points - web, voice, email, fax, and video. This blended solution helps companies create and maintain customer satisfaction and frees them to focus on preserving capital, while StarTek delivers the ultimate customer experience. The company is managed by executives from the Financial, Cable MSO, CRM and business services industries. Headquartered in Denver, Colorado, StarTek has 19 operational facilities across North America. For more information visit the company's website at www.StarTek.com.

    Conference Call

    The Company will host a conference call on November 1, 2006, to discuss the Company's financial results. The call will begin at 6:30 a.m. Mountain Time (8:30 a.m. Eastern Time) and can be accessed as follows:


    USA:                866-510-0712
    International:      617-597-5380
    Passcode:           99118159
    Conference Host:    Steve Butler

    A dial-in replay will be available from November 1, 2006, at 10:30 a.m. Mountain Time through November 8, 2006, and can be accessed as follows:


    USA:                888-286-8010
    International:      617-801-6888
    Passcode:           82394224

    A web-based replay will be available on November 9, 2006, and accessible from the Investor Relations section of the company's website at www.startek.com.

    Forward-Looking Statements

    The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties. The following are important risks and uncertainties relating to StarTek's business that could cause StarTek's actual results to differ materially from those expressed or implied by any such forward-looking statements. These include, but are not limited to, risks relating to revenue from its principal clients, concentration of its client base in the telecommunications industry, consolidation in the telecommunications industry, risks related to fluctuations in the value of its investment securities portfolio, inability to effectively manage capacity, highly competitive markets, risks related to its contracts, decreases in numbers of vendors used by clients or potential clients, lack of success of StarTek's clients' products or services, considerable pricing pressure, risks associated with advanced technologies, inability to effectively manage growth, dependence on and requirement to recruit qualified employees, including additional sales personnel and key management personnel, potential future declines in revenue, lack of a significant international presence, and foreign exchange risks and other risks relating to conducting business in Canada. Readers are encouraged to review Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2005, and subsequent filings with the Securities and Exchange Commission.



                    STARTEK, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations
       (Dollars in thousands, except per share data, unaudited)

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ---------------------------------------
                                 2006      2005      2006      2005
                               ---------- -------- --------- ---------

Revenue                          $61,865  $53,877  $178,495  $158,206
Cost of services                  52,104   41,353   150,758   121,645
                               ---------- -------- --------- ---------
Gross profit                       9,761   12,524    27,737    36,561
Selling, general and
 administrative expenses           7,533    7,190    22,495    21,402
                               ---------- -------- --------- ---------
Operating profit                   2,228    5,334     5,242    15,159
Net interest and other income        337    1,060     1,403     1,098
                               ---------- -------- --------- ---------
Income from continuing
 operations before income taxes    2,565    6,394     6,645    16,257
Income tax expense                   995    2,743     2,114     6,584
                               ---------- -------- --------- ---------
Income from continuing
 operations                        1,570    3,651     4,531     9,673
                               ---------- -------- --------- ---------

Discontinued operations:
 Loss from operations of
  discontinued operations              -     (820)        -    (1,941)
 Income tax benefit                    -      343         -       731
                               ---------- -------- --------- ---------
Loss on discontinued operations        -     (477)        -    (1,210)

                               ---------- -------- --------- ---------
Net income                        $1,570   $3,174    $4,531    $8,463
                               ========== ======== ========= =========

Basic shares outstanding          14,696   14,631    14,674    14,628
Diluted shares outstanding        14,696   14,673    14,715    14,676

Net income per share from
 continuing operations:
 Basic                             $0.11    $0.25     $0.31     $0.66
                               ========== ======== ========= =========
 Diluted                           $0.11    $0.25     $0.31     $0.66
                               ========== ======== ========= =========

Net income per share including
 discontinued operations:
 Basic                             $0.11    $0.22     $0.31     $0.58
                               ========== ======== ========= =========
 Diluted                           $0.11    $0.22     $0.31     $0.58
                               ========== ======== ========= =========



                    STARTEK, INC. AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)

                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------
               ASSETS                        (Unaudited)

Current assets:
 Cash and cash equivalents                        $9,270      $17,425
 Investments                                      17,995       28,168
 Trade accounts receivable, less allowance
  for doubtful accounts of $8 and $250,
  respectively                                    47,870       40,612
 Income tax receivable                             1,235        4,227
 Prepaid expenses and other current assets         2,130        3,161
                                            ------------- ------------
Total current assets                              78,500       93,593

Property, plant and equipment, net                61,281       57,066
Long-term deferred tax assets                      3,931        2,402
Note receivable                                      740          740
Other assets                                         670          113
                                            ------------- ------------
Total assets                                    $145,122     $153,914
                                            ============= ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $4,886       $4,744
 Accrued liabilities:
  Accrued payroll                                  5,257        7,280
  Accrued compensated absences                     3,986        3,522
  Accrued health insurance                           112          462
  Other accrued liabilities                          300          806
 Current portion of long-term debt                 2,621        2,551
 Short-term deferred income tax liabilities        1,092        1,108
 Other short-term liabilities                      1,481        1,150
                                            ------------- ------------
Total current liabilities                         19,735       21,623

Long-term debt, less current portion               1,141        3,099
Long-term deferred rent                            1,554          247
Other liabilities                                    955          781
                                            ------------- ------------
Total liabilities                                 23,385       25,750
                                            ------------- ------------

Stockholders' equity:
 Common stock                                        147          146
 Additional paid-in capital                       61,627       60,139
 Accumulated other comprehensive income            1,945        1,776
 Retained earnings                                58,018       66,103
                                            ------------- ------------
Total stockholders' equity                       121,737      128,164
                                            ------------- ------------
Total liabilities and stockholders' equity      $145,122     $153,914
                                            ============= ============



                    STARTEK, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Cash Flows
                  (Dollars in thousands, unaudited)

                                                    Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Operating Activities
Net income                                           $4,531    $8,463
Adjustments to reconcile net income to net cash
 provided by operating activities
 Depreciation                                        12,468     9,744
 Non-cash compensation cost                             242         -
 Deferred income taxes                               (1,528)     (943)
 Realized (gain) loss on investments                    (36)      711
 Gain on sale of assets                                 (98)     (857)
 Changes in operating assets and liabilities:
  Sales of trading securities, net                        -     2,940
  Trade accounts receivable, net                     (7,258)   12,371
  Prepaid expenses and other assets                     348       416
  Accounts payable                                      143    (3,114)
  Income taxes receivable, net                        2,992    10,794
  Accrued and other liabilities                        (604)     (486)
                                                   --------- ---------
Net cash provided by operating activities            11,200    40,039
                                                   --------- ---------

Investing Activities
Purchases of investments available for sale        (200,355) (633,045)
Proceeds from disposition of investments available
 for sale                                           210,604   617,405
Purchases of property, plant and equipment          (16,116)   (7,315)
Proceeds from disposition of property, plant and
 equipment                                              343     1,292
                                                   --------- ---------
Net cash used in investing activities                (5,524)  (21,663)
                                                   --------- ---------

Financing Activities
Proceeds from stock option exercises                  1,112       295
Principal payments on borrowings                     (1,888)   (3,950)
Dividend payments                                   (12,616)  (16,676)
Proceeds from borrowings                                  -       880
                                                   --------- ---------
Net cash used in financing activities               (13,392)  (19,451)
Effect of exchange rate changes on cash                (439)      451
                                                   --------- ---------
Net decrease in cash and cash equivalents            (8,155)     (624)
Cash and cash equivalents at beginning of period     17,425    14,609
                                                   --------- ---------
Cash and cash equivalents at end of period           $9,270   $13,985
                                                   ========= =========



    CONTACT: StarTek, Inc.
             Steve Butler, 303-262-4500
             President, Chief Executive Officer
             steve.butler@startek.com
             or
             Jennifer Martin, 303-262-4587
             Director, SEC Reporting and Compliance
             jennifer.martin@startek.com